Exhibit 99.1

South American Gold Project Update

Richmond, IN:   December 19, 2011, South American Gold is please to provide an update on recent project activity including acquiring rights to two hundred acres of mining claims in Arizona, the GB project.

Arizona GB Project

We have recently acquired one and leased nine unpatented mining claims covering approximately 200 acres of a prospective gold project located in the historic Black Rock Mining District of Yavapai County in Arizona.  Subject to securing sufficient financing, our initial exploration efforts will be geared towards identification of additional breccia pipes on the project, geological mapping and sampling, with an objective of identifying initial drill targets. The historic Gold producing county of Yavapai represents what management believes is an opportunity for discovery through the application of modern exploration techniques not previously employed on the subject area.

Nariño Project

We believe the Nariño Project in Nariño Province of Colombia represents a prospective Gold project in a mining district that is underexplored with significant potential. However, recent proposed regulatory changes in the Colombian mining law and its administration will add significantly to the timeline for exploration and development of the Nariño project. Accordingly, the Company while continuing to evaluate projects for acquisition, exploration and development in Colombia, has elected to not to pursue any further the acquisition or development of the Nariño project. As part of this termination, we have received an escrow deposit placed in support of the project agreement, and acquired 100% ownership of Kata Enterprises, S.A. and its database of exploration information, mapping and sampling results.

Please consult our recently filed 8k reports on the above developments of our projects described above.

About South American Gold (OTCBB: SAGD)

The Company’s objective is to locate, explore and develop large-scale commercially viable gold deposits in North and Latin America. The Company focuses principally on geographic areas that are home to established gold deposits, including highly prospective districts with the potential to hold large deposits, and secondly on projects which may generate near to mid-term cash flow to support exploration activities. South American Gold currently is primarily focused on historic gold and silver mining districts of Colombia and North America.

Investor Relations Contact:

Tel:  1-765-356-9720
Email:  info@sagoldcorp.com
Website:  www.sagoldcorp.com

Disclaimer

This release contains forward-looking statements that are based on beliefs of South American Gold Corp. management and reflect South American Gold Corp.'s current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities and Exchange Act of 1934, as amended. When we use in this release, the words "estimate," "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words , or such other variations thereon, or comparable terminology, are all intended to identify forward looking statements. Such statements reflect the current views of South American Gold Corp. with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance , or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. The information contained in this press release is historical in nature, has not been updated, and is current only to the date shown in this press release. This information may no longer be accurate and therefore you should not rely on the information contained in this press release. To the extent permitted by law, South American Gold Corp. and its employees, agents and consultants exclude all liability for any loss or damage arising from the use of, or reliance on, any such information, whether or not caused by any negligent act or omission.  Investors are encouraged to review all of the Company’s public filings. The Company provides a comprehensive list of risk factors in its SEC filings, which should be reviewed for more complete information, including Part 1 Item 1A Risk Factors of its Annual Report on Form 10-K and Part II, Item 1A Risk Factors of its Quarterly Reports on Form 10-Q, please also see our recently filed 8k reports on the Narino and Arizona projects.